Exhibit 3.14
BYLAWS
OF
R & R HOT OIL SERVICE, INC.
ARTICLE ONE
OFFICES
     The Corporation may have, in addition to its registered office in the State of North Dakota, such other offices and places of business at such locations, both within and without the State of North Dakota, as the Board of Directors may from time to time determine or the business and affairs of the Corporation may require.
ARTICLE TWO
SHAREHOLDERS’ MEETINGS
     Section 1. Annual Meetings. An annual meeting of the shareholders shall be held within ninety (90) days following the end of the Corporation’s fiscal year (with the time and place of such meeting to be designated each year by the Corporation’s Chairman of the Board, if there shall be one, its President or its Board of Directors), at which they shall elect a board of directors and transact such other business as may properly be brought before the meeting.
     Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation or by these Bylaws, may be called by the Chairman of the Board, if there shall be one, the President, the Board of Directors, or the holders of not less than one-tenth in number of all shares entitled to vote at the meetings.
     Section 3. Place of Meetings. Meetings of shareholders shall be held at such places, within or without the State of North Dakota, as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof.
     Section 4. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.
     Section 5. Notice of Meetings. Written or printed notice stating the place, day and hour of each meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, if there shall be one, the President, the Secretary or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.
     Section 6. Quorum of Shareholders. The holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall be requisite to and shall constitute a quorum at each meeting of shareholders for the transaction of business, except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, and present in person or represented by proxy, shall be the act of the shareholders’ meeting, unless the vote of a greater number is required by statute, by the Articles of Incorporation or by these Bylaws, in which case the vote of such greater number shall be requisite to constitute the act of the meeting. The shareholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
     Section 7. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as and to the extent otherwise provided by statute or by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote either in person or by proxy executed in writing by such shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting.
     Section 8. Action Without a Meeting. Any action required to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.
     Section 9. Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, shareholders may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting by using conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
ARTICLE THREE
BOARD OF DIRECTORS
     Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.
     Section 2. Number and Qualifications. The Board of Directors shall consist of not less than three or more than fifteen directors, as set from time to time by resolution of the Board of Directors provided, that no decrease shall have the effect of shortening the term of any incumbent director. None of the directors need be shareholders of the Corporation or residents of the State of North Dakota.
     Section 3. Election and Term of Office. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting. At each election, the persons receiving the greatest number of votes shall be the directors. Each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified or until his earlier death, resignation, retirement, disqualification or removal.
     Section 4. Removal; Filling of Vacancies. Any director or the entire Board of Directors may be removed, with or without cause, at any meeting of shareholders called expressly for that purpose by the affirmative vote of a majority in number of shares of the shareholders present in person or represented by proxy at such meeting and entitled to vote for the election of directors. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or may be filled by election at an annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. A directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting of shareholders or at a special meeting of shareholders called for that purpose or may be filled by the Board of Directors; for a term of office continuing only until the next election of one or more directors by the shareholders, provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.
     Section 5. Place of Meetings. Meetings of the Board of Directors, annual, regular or special, may be held either within or without the State of North Dakota.

     Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.
     Section 7. Regular Meetings. Regular meetings of the Board of Directors, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by the Board and communicated to all directors. Except as otherwise provided by statute, the Articles of Incorporation or by these Bylaws, any and all business may be transacted at any regular meeting.
     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on twenty-four hours’ notice to each director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two directors. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
     Section 9. Quorum and Manner of Acting. At all meetings of the Board of Directors the presence of a majority of the number of directors fixed by these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by statute, by the Articles of Incorporation or by these Bylaws, in which case the act of such greater number shall be requisite to constitute the act of the Board. If a quorum shall not be present at any meeting of the directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any reconvening of any such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally convened.
     Section 10. Directors’ Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation, if any, which shall be paid to its members for their services as directors and as members of standing or special committees. The Board of Directors shall also have power in its discretion to provide for and to pay to directors rendering services to the Corporation not ordinarily rendered by directors as such, special compensation appropriate to the value of such services as determined by the Board of Directors from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
     Section 11. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
     Section 12. Telephone Meetings. Subject to the provisions of applicable law and these Bylaws regarding notice of meetings, members of the Board of Directors or members of any committee designated by such Board may, unless otherwise restricted by the Articles of Incorporation or these Bylaws, participate in and hold a meeting of such Board of Directors or committee by using conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except when a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
ARTICLE FOUR
NOTICE
     Section 1. Manner of Giving Notice. Whenever under the provisions of the statutes or the Articles of Incorporation or of these Bylaws, notice is required to be given to any committee member, director or shareholder of the Corporation, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing by mail, postage prepaid, addressed to such member, director or shareholder at his address as it appears on the records or (in the case of a shareholder) the stock transfer books of the Corporation. Any notice required or permitted to be given by mail shall be deemed to be delivered at the time when the same shall be thus deposited in the United States mails, as aforesaid.
     Section 2. Waiver of Notice. Whenever any notice is required to be given to any committee member, director or shareholder of the Corporation under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a director at a meeting of the Board of Directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.
ARTICLE FIVE
EXECUTIVE COMMITTEE
     Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by affirmative vote of a majority of the number of directors fixed by these Bylaws, may designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute an Executive Committee, which Executive Committee shall have and may exercise, when the Board of Directors is not in session, all of the authority and powers of the Board of Directors in the business and affairs of the Corporation, even though such authority and powers be herein provided or directed to be exercised by a designated officer of the Corporation; provided, that the foregoing shall not be construed as authorizing action by the Executive Committee with respect to any action which by statute, the Articles of Incorporation or these Bylaws is required to be taken by vote of a specified proportion of the number of directors fixed by these Bylaws, or any other action required or specified by the North Dakota Business Corporation Act or other applicable law or by these Bylaws or by the Articles of Incorporation to be taken by the Board of Directors, as such. The designation of the Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed upon it or him by law. So far as practicable, members of the Executive Committee and their alternates (if any) shall be appointed by the Board of Directors at its first meeting after each annual meeting of shareholders and, unless sooner discharged by affirmative vote of a majority of the number of directors fixed by these Bylaws, shall hold office until their respective successors are appointed and qualify or until their earlier respective deaths, resignations, retirements or disqualifications.
     Section 2. Meetings. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held at such times and places as may be fixed from time to time by resolution adopted by affirmative vote of a majority of the whole Committee and communicated to all the members thereof. Special meetings of the Executive Committee may be called by the Chairman of the Board, the President or any two members thereof at any time on twenty-four hours’ notice to each member, either personally or by mail or telegram. Except as may be otherwise expressly provided by statute or by the Articles of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the Executive Committee need be specified in the notice or waiver of notice of such meeting. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Committee, at each meeting thereof, may designate one of its members to act as chairman and preside at the meeting or, in its discretion, may appoint a chairman from among its members to preside at all its meetings held during such period as the Committee may specify.
     Section 3. Records. The Executive Committee shall keep a record of its acts and proceedings and shall report the same, from time to time, to the Board of Directors. The Secretary of the Corporation, or, in his absence, an Assistant Secretary, shall act as secretary of the Executive Committee, or the Committee may, in its discretion, appoint its own secretary.
     Section 4. Vacancies. Any vacancy in the Executive Committee may be filled by affirmative vote of a majority of the number of directors fixed by these Bylaws.
ARTICLE SIX
OTHER COMMITTEES OF THE BOARD OF DIRECTORS
     The Board of Directors may, by resolution adopted by affirmative vote of a majority of the number of directors fixed by those Bylaws, designate two or more directors (with such alternates, if any, as may be deemed desirable) to constitute another committee or committees for any purpose; provided, that any such other committee or committees shall have and may exercise only the power of recommending action to the Board of Directors and the Executive Committee and of carrying out and implementing any instructions or any policies, plans and programs theretofore approved, authorized and adopted by the Board of Directors or the Executive Committee.
ARTICLE SEVEN
OFFICERS, EMPLOYEES AND AGENTS;
POWERS AND DUTIES
     Section 1. Elected Officers. The elected officers of the Corporation shall be a President, one or more Vice Presidents as may be determined from time to time by the Board of Directors (and in case of each such Vice President, with such descriptive title, if any, as the Board of Directors shall deem appropriate), a Secretary and a Treasurer and, if the Board of Directors elects by appropriate resolution, a Chairman of the Board. None of the elected officers, with the exception of the Chairman of the Board, need be a member of the Board of Directors. Any office of the Corporation may be left vacant or unfilled by the Board of Directors with the exception of the office of President, Secretary and Treasurer.
     Section 2. Election. So far as is practicable, all elected officers shall be elected by the Board of Directors at its first meeting after each annual meeting of shareholders.
     Section 3. Appointive Officers. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and assistant officers and agents (none of whom need be a member of the Board) as it shall from time to time deem necessary, who shall exercise such powers and perform such duties as shall be set forth in these Bylaws or determined from time to time by the Board of Directors or by the Executive Committee.
     Section 4. Two or More Offices. Any two or more offices may be held by the same person.
     Section 5. Compensation. The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors or the Executive Committee. The Board of Directors or the Executive Committee may from time to time delegate to the President the authority to fix the compensation of any or all of the other officers of the Corporation.
     Section 6. Term of Office; Removal; Filling of Vacancies. Each elected officer of the Corporation shall hold office until his successor is chosen and qualified in his stead or until his earlier death, resignation, retirement, disqualification or removal from office. Each appointive officer shall hold office at the pleasure of the Board of Directors without the necessity of periodic reappointment. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     Section 7. Chairman of the Board. The Chairman of the Board, if there shall be one, shall preside when present at all meetings of the shareholders and the Board of Directors. He shall advise and counsel the President and other officers of the Corporation and shall exercise such powers and perform such duties as shall be assigned to or required of him from time to time by the Board of Directors.
     Section 8. President. The President shall be the chief executive officer of the Corporation and, subject to the provisions of these Bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all of its business. In the event there shall not be a Chairman of the Board or in the absence or disability of the Chairman of the Board, or if such officer shall not have been elected or be serving, the President shall preside when present at meetings of the shareholders and the Board of Directors. He shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and to affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require and to fix their compensation, subject to the provisions of these Bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the President; and in general to exercise all the powers usually appertaining to the office of president of the corporation, except as otherwise provided by statute, the Articles of Incorporation or these Bylaws. In the event of the absence or disability of the President, his duties shall be performed and his powers may be exercised by the Vice Presidents in the order of their seniority, unless otherwise determined by the President, the Executive Committee or the Board of Directors.
     Section 9. Vice Presidents. Each Vice President shall generally assist the President and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the President, the Executive Committee or the Board of Directors.
     Section 10. Secretary. The Secretary shall see that notice is given of all meetings of the shareholders and special meetings of the Board of Directors and shall keep and attest true records of all proceedings at all meetings thereof. He shall have charge of the corporate seal and have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation except those for which some other officer or agent is properly accountable. He shall have authority to sign stock certificates and shall generally perform all duties usually appertaining to the office of secretary of a corporation. In the event of the absence or disability of the Secretary, his duties shall be performed and his powers may be exercised by the Assistant Secretaries in the order of their seniority, unless otherwise determined by the Secretary, the President, the Executive Committee or the Board of Directors.
     Section 11. Assistant Secretaries. Each Assistant Secretary shall generally assist the Secretary and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Secretary, the President, the Executive Committee or the Board of Directors.

     Section 12. Treasurer. The Treasurer shall be the chief accounting and financial officer of the Corporation and shall have active control of and shall be responsible for all matters pertaining to the accounts and finances of the Corporation. He shall audit all payrolls and vouchers of the Corporation and shall direct the manner of certifying the same; shall supervise the manner of keeping all vouchers for payments by the Corporation and all other documents relating to such payments; shall receive, audit and consolidate all operating and financial statements of the Corporation and its various departments; shall have supervision of the books of account of the Corporation, their arrangement and classification; shall supervise the accounting and auditing practices of the Corporation and shall have charge of all matters relating to taxation. The Treasurer shall have the care and custody of all monies, funds and securities of the Corporation; shall deposit or cause to be deposited all such funds in and with such depositories as the Board of Directors or the Executive Committee shall from time to time direct or as shall be selected in accordance with procedures established by the Board of Directors or the Executive Committee; shall advise upon all terms of credit granted by the Corporation; shall be responsible for the collection of all its accounts and shall cause to be kept full and accurate accounts of all receipts and disbursements of the Corporation. He shall have the power to endorse for depositor collection or otherwise all checks, drafts, notes, bills of exchange and other commercial paper payable to the Corporation and to give proper receipts or discharges for all payments to the Corporation. The Treasurer shall generally perform all duties usually appertaining to the office of treasurer of a corporation. In the event of the absence or disability of the Treasurer, his duties shall be performed and his powers may be exercised by the Assistant Treasurers in the order of their seniority, unless otherwise determined by the Treasurer, the President, the Executive Committee or the Board of Directors.
     Section 13. Assistant Treasurers. Each Assistant Treasurer shall generally assist the Treasurer and shall have such powers and perform such duties and services as shall from time to time be prescribed or delegated to him by the Treasurer, the President, the Executive Committee or the Board of Directors.
     Section 14. Additional Powers and Duties. In addition to the foregoing especially enumerated duties, services and powers, the several elected and appointed officers of the Corporation shall perform such other duties and services and exercise such further powers as may be provided by statute, the Articles of Incorporation or these Bylaws, or as the Board of Directors or the Executive Committee may from time to time determine or as may be assigned to them by any competent superior officer.
ARTICLE EIGHT
SNARES AND TRANSFERS OF SNARES
     Section 1. Certificates Representing Shares. Certificates in such form as may be determined by the Board of Directors and as shall conform to the requirements of the statutes, the Articles of Incorporation and these Bylaws shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of North Dakota, the holder’s name, the number and class of shares and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation or any employee of the Corporation, the signature of any such officers may be facsimile.
     Section 2. Last Certificates. The Board of Directors, the Executive Committee, the President or such other officer or officers or any agent of the Corporation as the Board of Directors may from time to time designate, in its or his discretion, may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors, the Executive Committee, the President or any such other officer or agent in its or his discretion and as a condition precedent to the issuance thereof may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as it or he shall require and/or give the Corporation a bond in such form, in such sum, and with such surety or sureties as it or he may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
     Section 3. Transfers of Shares. Shares of the Corporation shall be transferable only on the books of the Corporation by the holder thereof in person or by his duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer with all required stock transfer tax stamps affixed thereto and cancelled or accompanied by sufficient funds to pay such taxes, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
     Section 4. Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any of its shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.
the Corporation owned by them. The election to so acquire such share or shares shall be stated in writing, delivered to the Secretary of the Corporation prior to the expiration of the thirty-day period allowed therefor, and be accompanied by a tender of the consideration. If the election to so acquire such share or shares is not so exercised by the Corporation or the Shareholders within the time and in the manner prescribed therefor, the preferential right to acquire such share or shares in the particular transaction shall expire, and the shareholder proposing the disposition thereof shall thereupon be entitled to dispose of the share or shares on terms no less favorable than those offered to the Corporation and the shareholders, provided such sale is concluded within thirty (30) days following the expiration of the right of first refusal set forth herein, and the transferee shall take the same, and be and become a shareholder of the Corporation, subject to the restrictions and rights existing by virtue of this Article Nine. If the sale is not completed within thirty (30) days following the expiration of such right of first refusal or if the terms, conditions or consideration pertaining to such sale change from those offered to the Corporation and its shareholders, the shareholder proposing the sale of shares (or such other parties proposing such sale) must again offer the shares to the Corporation and its shareholders in accordance with the foregoing provisions. If a sale of any shares of the Corporation’s stock is made pursuant to the terms of a security agreement, judgment lien or other legal or judicial proceeding, the Corporation and the shareholders shall have the right to purchase any part or all of the shares at the price per share paid for them at any such sale by paying the purchasing party an amount equal to the amount paid for the shares by such party within thirty (30) days following the date of such sale.
     The right of first refusal set forth in this Article 9 shall be covenant running with the title of each share and each shareholder (and such shareholder’s heirs, successors and assigns) shall take shares subject to this right of first refusal, whether such holder acquires such shares by sale, gift or inheritance.
ARTICLE NINE
MISCELLANEOUS
     Section 1. Dividends. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the statutes and of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, or in any combination thereof.
     Section 2. Reserves. There may be created from time to time by resolution of the Board of Directors, out of the earned surplus of the Corporation, such reserve or reserves as the directors from time to time in their discretion think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the directors shall think beneficial to the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
     Section 3. Signature of Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officer, officers, agent or agents, and in such manner, as are permitted by these Bylaws and as from time to time may be prescribed by resolution (whether general or special) of the Board of Directors or the Executive Committee.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
     Section 5. Seal. The seal of the corporation shall be such as from time to time may be approved by the Board of Directors. The Directors, by resolutions, may elect to dispose with the use of a seal.
     Section 6. Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation shall be closed for a stated period but not to exceed, in any case, sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case not to be more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting has been made as provided in this Section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.
     Section 7. Surety Bonds. Such officers and agents of the Corporation (if any) as the Board of Directors may direct from time to time shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Board of Directors may determine. The premiums on such bonds shall be paid by the Corporation, and the bonds so furnished shall be in the custody of the Secretary.
ARTICLE TEN
AMENDMENTS
     These Bylaws may be altered, amended or repeated, or new bylaws may be adopted, by the affirmative vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present or by unanimous written consent of all of the directors, subject to repeal or change by action of the shareholders.

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